                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K/A



                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



           Date of Report (Date of earliest event reported): April 19, 1997
                                 (February 18, 1997)


                            CORE-MARK INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

                                     ------------
                                     ------------

                           COMMISSION FILE NUMBER 333-14217

                                     ------------
                                     ------------




    DELAWARE                                                         91-1295550
    (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                          Identification No.)



    395 OYSTER POINT BOULEVARD, SUITE 415
    SOUTH SAN FRANCISCO, CA                                               94080
    (Address of principal executive offices)                         (Zip Code)


          Registrant's telephone number, including area code: (415) 589-9445


                                     ------------
                                     ------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On February 3, 1997, Core-Mark International, Inc. (the "Company") consummated a transaction, pursuant to a Purchase Agreement dated January 31, 1997, to acquire certain assets and the business of two related companies, Melvin Sosnick Company and Capital Cigar Company (collectively "Sosnick" or the "Sosnick Companies"), a wholesale distributor to the convenience retail market in northern California and northern Nevada. Sosnick operates in the same geographic marketplace and provides similar products and services as the Company. The Company is integrating the acquired business into its existing operations and facilities and has hired a majority of Sosnick's former employees (salespeople, warehouse employees and drivers) to support the additional sales volume.

    The assets acquired included trade accounts receivable, inventories and warehouse equipment that the Company intends to continue to use in its business. The acquisition excluded the assumption of substantially all of the liabilities of Sosnick (such as notes payable, trade accounts payable, commitments to lease warehouse facilities and other liabilities) disclosed in Sosnick's historical financial statements included herein. As a result, the historical financial statements of Sosnick and the pro forma financial information of the Company included herein do not purport to be indicative of the actual financial position or the results of operations of the Company had the acquisition been completed as of the dates indicated herein, nor are they indicative of future operating results or financial position of the Company.

    The purchase price for the assets and the business totaled $21.9 million, principally based upon book value of the assets. The terms of the acquisition resulted from arms-length negotiations between representatives of Sosnick and the Company. The Company financed the purchase price with borrowings under its existing revolving credit facility.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS


    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
    The following financial statements are filed with this Report:                   Page Number
                                                                                     -----------
    Melvin Sosnick Company                                                              5-22
    --------------------------------
    Independent Auditors' Report of Seiler and Company
    Balance Sheet at September 28, 1996
    Statement of Loss and Retained Earnings for the 52-53 week period ended
       September 28, 1996
    Statement of Cash Flows for the 52-53 week period ended September 28, 1996
    Notes to Financial Statements


    Capital Cigar Company                                                              23-42
    -----------------------------
    Independent Auditors' Report of Seiler and Company
    Balance Sheets as of September 28, 1996 and September 30, 1995
    Statements of Income (Loss) and Retained Earnings for the periods ended
       September 28, 1996 and September 30, 1995
    Statements of Cash Flows for the periods ended September 28, 1996 and
       September 30, 1995
    Notes to Financial Statements


    The Sosnick Companies                                                              43-46
    (Interim Period Financial Statements)
    --------------------------------------
    Combined Balance Sheets as of December 28, 1996 and September 28, 1996
    Combined Statements of Income (Loss) for the periods ended December 28, 1996 and December 31, 1995
    Combined Statements of Cash Flows for the periods ended December 28, 1996 and December 31, 1995
    Notes to Financial Statements



    (b)  PRO FORMA FINANCIAL INFORMATION
    The following unaudited pro forma condensed financial statements are filed
    with this Report:                                                                Page Number
                                                                                     -----------

    Core-Mark International, Inc. and subsidiaries                                     47-52
    --------------------------------------------------------
    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
       December 31, 1996
    Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1996
    Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements


    (c)  EXHIBITS

    2.1  Purchase Agreement dated January 31, 1997 filed as an exhibit to the          53-54
         registrant's Current Report on Form 8-K, filed with the Commission on
         February 18, 1997.

    23.1 Consent of Seiler & Company, LLP


                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California.


                                  CORE-MARK INTERNATIONAL, INC.


                                  By            /s/ Leo F. Korman
                                     -------------------------------------
                                  Leo F. Korman, Senior Vice President and
                                         Chief Financial Officer



Dated:  April 19, 1997

                                MELVIN SOSNICK COMPANY
                             INDEX TO FINANCIAL STATEMENT

                                                                       Page No.
                                                                       --------

INDEPENDENT AUDITORS' REPORT                                              6
FINANCIAL STATEMENT
    Balance Sheet                                                         7
    Statement of Loss and Retained Earnings                               8
    Statement of Cash Flows                                             9 - 10
    Notes to Financial Statement                                       11 - 22

                                   Seiler & Company
                             CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
MELVIN SOSNICK COMPANY
San Leandro, California

                             Independent Auditors' Report
                             ----------------------------

    We have audited the accompanying balance sheet of Melvin Sosnick Company as of September 28, 1996, and the related statements of loss and retained earnings, and cash flows for the 52-53 week period then ended. The financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Melvin Sosnick Company as of September 28, 1996, and the results of its operations and its cash flows for the 52-53 week period then ended in conformity with generally accepted accounting principles.

    The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the financial statement, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 16. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.


                                                            /s/ Seiler & Company
San Francisco, California
December 13, 1996

                                MELVIN SOSNICK COMPANY
                                    BALANCE SHEET
                                  SEPTEMBER 28, 1996

                                        ASSETS
                                        ------
CURRENT ASSETS:
    Cash                                                            $    16,399
    Receivables                                                       6,568,680
    Due from affiliate                                                  559,452
    Merchandise inventory                                             6,081,109
    Cigarette stamp inventory                                           704,639
    Prepaid expenses                                                    199,257
                                                                     ----------
         Total current assets                                        14,129,536
PROPERTY, PLANT AND EQUIPMENT                                         3,953,832
INSURANCE PROCEEDS RECEIVABLE                                           165,864
INTANGIBLE ASSETS                                                         4,000
OTHER ASSETS                                                            506,013
                                                                     ----------
              Total assets                                          $18,759,245
                                                                     ----------
                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------
CURRENT LIABILITIES:
    Checks drawn in excess of
         available bank balance                                     $   585,112
    Notes payable                                                     6,937,461
    Due to affiliate                                                  1,732,434
    Accounts payable - trade                                          3,227,835
    Accrued expenses                                                  1,849,442
    Taxes payable:
         Cigarette stamp tax                                          1,595,816
         Other                                                          309,738
                                                                     ----------
         Total current liabilities                                   16,237,838
                                                                     ----------
LONG-TERM LIABILITIES:
    Notes payable                                                     1,216,345
    Deposits                                                             61,755
                                                                     ----------
COMMITMENTS AND CONTINGENCIES

              Total liabilities                                      17,515,938
                                                                     ----------
STOCKHOLDERS' EQUITY:
    Common stock - par value $100 per share;
         10,000 shares authorized, 1,550 shares
         issued and outstanding                                         155,000
    Additional paid-in capital                                          158,117
    Retained earnings                                                   930,190
                                                                    -----------
         Total stockholders' equity                                   1,243,307
                                                                     ----------
         Total liabilities and
              stockholders' equity                                  $18,759,245
                                                                     ----------
                               See accompanying notes.

                                MELVIN SOSNICK COMPANY
                       STATEMENT OF LOSS AND RETAINED EARNINGS
                  FOR THE 52-53 WEEK PERIOD ENDED SEPTEMBER 28, 1996




                                                               Amount                       Percent
                                                               ------                       -------
SALES                                                    $144,886,318                        100.00%

COST OF SALES                                             131,373,692                         90.67
                                                          -----------                       -------


GROSS PROFIT                                               13,512,626                          9.33
                                                          -----------                       -------

LESS EXPENSES:
    Officers' salaries                                        472,276                           .33
    Warehouse                                               4,321,704                          2.98
    Selling                                                 4,720,172                          3.26
    Delivery                                                2,385,451                          1.65
    General and administrative                              5,537,779                          3.82
                                                          -----------                       -------

         Total expenses                                    17,437,382                         12.04
                                                          -----------                       -------

LOSS FROM OPERATIONS                                       (3,924,756)                        (2.71)

OTHER INCOME                                                  581,600                           .40
                                                          -----------                       -------

LOSS BEFORE PROVISION FOR TAXES ON INCOME                  (3,343,156)                        (2.31)

PROVISION FOR TAXES ON INCOME                                     800                           .00
                                                          -----------                       -------

NET LOSS                                                   (3,343,956)                        (2.31)%
                                                                                            --------

RETAINED EARNINGS, BEGINNING OF PERIOD                      4,274,146
                                                          -----------

RETAINED  EARNINGS, END OF PERIOD                        $    930,190
                                                          -----------




                               See accompanying notes.

                                MELVIN SOSNICK COMPANY
                               STATEMENT OF CASH FLOWS
                 FOR THE 52-53  WEEK PERIOD ENDED SEPTEMBER 28, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                      $ (3,343,956)
    Noncash items included in net income:
         Depreciation                                                  586,529
         Amortization                                                   12,945
         Rental income                                                  20,996
         Loss on sale of fixed assets                                   17,386
    (Increase) decrease in:
         Receivables                                                 1,389,729
         Due from affiliate                                            129,668
         Merchandise inventory                                         974,158
         Cigarette tax stamp inventory                                 (62,089)
         Prepaid expenses                                              (12,280)
         Insurance proceeds receivable                                 (16,000)
         Other assets                                                 (153,190)
    Increase (decrease) in:
         Accounts payable                                            1,407,511
         Cigarette and tobacco tax payable                            (821,570)
         Other taxes payable                                           207,651
         Deposits                                                       37,515
         Accrued expenses                                            1,044,765
                                                                   ------------
              Net cash provided by
                   operating activities                              1,419,768
                                                                   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of improvements and equipment                            (706,836)
    Proceeds from sale of fixed assets                                  27,875
                                                                   ------------
         Net cash used by
              investing activities                                    (678,961)
                                                                   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable                                    131,583,369
    Repayment of notes payable                                    (132,322,980)
    Due to affiliate                                                 1,732,434
    Checks drawn in excess of available
         bank balance                                               (1,733,872)
                                                                   ------------
         Net cash used by
              financing activities                                    (741,049)
                                                                   ------------
                   Net decrease in cash                                   (242)

CASH AT BEGINNING OF PERIOD                                             16,641
                                                                   ------------
CASH AT END OF PERIOD                                             $     16,399
                                                                   ------------



                               See accompanying notes.

                                MELVIN SOSNICK COMPANY
                               STATEMENT OF CASH FLOWS
                  FOR THE 52-53 WEEK PERIOD ENDED SEPTEMBER 28, 1996



SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR INTEREST AND INCOME TAXES:

Cash paid during the year for:
    Income taxes                                                     $      800
                                                                      ---------

    Interest                                                         $1,187,045
                                                                      ---------

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:

The Company purchased new equipment that was not paid by September 28, 1996.
    The Company has accrued $349,394 for these assets.



                               See accompanying notes.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996



NOTE 1 - ACCOUNTING POLICIES
----------------------------

A.  Business Combination
--------------------------

Effective October 1, 1995, Bercovich Cigar Company, a related entity by common ownership and control, was merged into the Melvin Sosnick Company in a business combination accounted for as a pooling-of-interest. The net assets of Bercovich Cigar Company, a wholesale distributor, were transferred to the Melvin Sosnick Company at their book value, and neither company recognized a gain or loss. The Melvin Sosnick Company issued 350 new shares which increased the common stock value and additional paid-in capital of the Melvin Sosnick Company. Melvin Sosnick's retained earnings were increased by the amount of Bercovich Cigar Company's retained earnings and the common stock of Bercovich Cigar Company was canceled.

B.  Nature of Business
------------------------

Melvin Sosnick Company is a corporate wholesale distributor of candies, tobacco, groceries, health and beauty aids and sundries in the Northern California and Los Angeles region.

C.  Use of Estimates
----------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.  Inventories
-----------------

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories are pledged as security for certain notes payable (Note 7).

E.  Property, Plant and Equipment
-----------------------------------

Property, plant and equipment are stated at cost. Major improvements that significantly add to the productive capacity or extend the life of an asset are capitalized. Maintenance and repair costs are charged to income currently. Depreciation of property and equipment, and amortization of leasehold improvements, are computed on the straight-line and declining balance methods over the useful lives of the assets which range from three to thirty-nine years.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE I - ACCOUNTING POLICIES (Continued)
----------------------------

F.  Intangible Assets
-----------------------
The cost of a covenant not to compete is being amortized on the straight-line method over a five-year period.

G.  Income Taxes
------------------

The Company has adopted SFAS 109, Accounting for Income Taxes, to account for deferred income taxes. Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes.

The principal items resulting in the differences are state franchise taxes, depreciation, the accrual of vacation pay, six-months free rent to a warehouse tenant, and the capitalization of certain expenses related to inventory per Internal Revenue Code Section 263A. The net difference between tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

H.  Change in Accounting Period
---------------------------------

The Company elected to adopt a 52-53 week accounting period for financial and tax reporting purposes. The fiscal year will end on the last Saturday of September.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE 2 - RECEIVABLES
--------------------

Receivables consist of the following:

    Trade                                                           $ 6,052,990
    Other                                                               819,389
                                                                     ----------

         Subtotal                                                     6,872,379
              Less allowance for doubtful
                   accounts                                             303,699
                                                                     ----------

    Total                                                           $ 6,568,680
                                                                     ----------

The Company grants credit to customers who are all located in California.
    Receivables are pledged as security for certain notes payable (Note 7).


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT
--------------------------------------

Property, plant and equipment consist of the following:

    Land                                                            $   157,728
    Building                                                            889,219
    Furniture, fixtures and equipment                                 7,394,553
    Automotive equipment                                                115,295
    Parking lot                                                         135,554
    Building improvements                                             1,569,485
                                                                     ----------

         Subtotal                                                    10,261,834
              Less accumulated depreciation
                   and amortization                                   6,308,002
                                                                     ----------

    Total                                                           $ 3,953,832
                                                                     ----------


Property, plant and equipment are pledged as security for certain notes payable
    (Note 7).

Depreciation and amortization for the period ended September 28, 1996 was $586,529.

NOTE 4 - INSURANCE PROCEEDS RECEIVABLE
---------------------------------------

The Company has entered into a split dollar life insurance agreement with an officer of the Company. This policy has a face amount of $1,000,000. In the event of the officer's death, the Company's share in the proceeds would amount to $165,864.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996



NOTE 5 - INTANGIBLE ASSETS
--------------------------

Intangible assets consist of the following:

    Covenant not to compete                                            $ 60,852
    Goodwill                                                              4,000
                                                                        -------

         Subtotal                                                        64,852
              Less accumulated amortization                              60,852
                                                                        -------

    Total                                                              $  4,000
                                                                        -------

Amortization expense for the period ended September 28, 1996 was $9,315.

NOTE 6 - OTHER ASSETS
---------------------

Other assets consist of the following:

    Unamortized rent                                                   $169,497
    Totes (net)                                                         123,565
    Deposits                                                            115,165
    Noncurrent prepaid expenses                                          90,154
    Investments at cost                                                   7,632
                                                                        -------

    Total                                                              $506,013
                                                                        -------

Rental Income
-------------

Effective March 24, 1995, the Company leased their Santa Clara office/warehouse facility for ten years. This lease provides for six-months free rent, which will be amortized over the lease term in conformity with SFAS 13. It further stipulates that total minimum rental income for the ten year period will be $3,069,232.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE 7 - NOTES PAYABLE
----------------------

Notes payable consist of the following:

                                      Maturity date   Interest rate    Amount
                                      -------------   -------------    ------
    Secured:
         Line of credit(a)              09/21/97      Prime + 1.5%   $6,811,395
         Promissory note,
              affiliate(b)              09/25/02      Prime + 1.5%      854,697
         Promissory note(c)             08/15/02      Prime + 1.5%      487,714
                                                                      ---------
         Total                                                        8,153,806
              Less current portion                                    6,937,461
                                                                      ---------
              Long-term portion                                      $1,216,345
                                                                      ---------

(a) On January 19, 1995, the Company entered into a secured line of credit with the CIT Group. This line was available through January 18, 1997 with an interest rate of prime plus 1.5%. The minimum joint credit amount was $4,000,000 with a maximum credit of $12,000,000. On September 22, 1995, an amendment was signed which extended the line of credit until September 21, 1997, added an affiliated company, and increased the maximum credit to $15,000,000. The amount available is a factor of the receivable and inventory balances. Receivables, inventory, and property and equipment are pledged as security for the line of credit.

    The Company is required by the CIT security agreement to meet certain loan covenants in order to comply with their loan agreement. The Company is not in compliance with the covenant that requires the financial statements to be provided within ninety (90) days of year end.

(b) The Company converted outstanding payables in the amount of $883,031 to Capital Cigar Company into a note payable on September 25, 1995. The terms of the note require 83 monthly payments of $10,512. All unpaid principal and accrued interest is payable at maturity with no prepayment penalties.

(c) The Company issued a promissory note in the amount of $569,000 to the CIT Group on September 22, 1995. The terms of the note require 83 monthly payments of $6,774. All unpaid principal and accrued interest are payable at maturity. The note is secured by the CIT loan and security agreement dated January 19, 1995. Interest is calculated by CIT on a monthly basis and charged to the line-of-credit.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE 7 - NOTES PAYABLE (Continued)
----------------------

Maturities of notes payable for each of the next five years are as follows:

    1997                                                             $6,937,461
    1998                                                                130,633
    1999                                                                135,665
    2000                                                                141,210
    2001                                                                147,321

Interest expense for the period ended September 28, 1996 was $1,187,045.

NOTE 8 - ACCRUED EXPENSES
-------------------------

Accrued expenses consist of the following:

    General and administrative expenses                              $1,088,464
    Accrued vacation and PTO                                            411,584
    Equipment purchases                                                 349,394
                                                                      ---------
    Total                                                            $1,849,442
                                                                      ---------

During the year, the Company changed its policy for providing vacation and sick pay for nonunion employees. Previously, employees were only entitled to unused vacation upon termination. Under the new policy, employees are entitled to unused vacation, sick pay, and other floating holidays. For accrued sick time, or PTO (paid time off), the policy was retroactive to each employee's service date with a maximum cap for unused sick days.

NOTE 9 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Leases
------

The following is a summary of noncancellable operating leases:

    Description                Minimum                          Renewal
    of property              annual rent    Expiration-date     option
    -----------              -----------    ---------------     -------

    Office/warehouse
         facility (1)        $180,000       December 31, 2000      No
    Fresno facility (1)        42,000       June 30, 1999          No
    Pleasanton office (2)      94,045       January 31, 1999       No
    Ontario
         office/warehouse       7,239       December 31, 1996      No
    Delivery trucks           130,151       Various             Various
    Autos                       8,242       Various               Yes
    Equipment                  24,114       Various             Various

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------

(1) Leases are with partnerships owned by a majority of the stockholders of the Company.


(2) Effective October 1, 1995, the Company modified an existing sublease agreement whereby 25% of the lease obligation would be paid by Capital Cigar Company. The above minimum rental represents the Company's 75% portion.

On June 17, 1996, the Company subleased the Pleasanton office. The lease expires on January 31, 1999 which is the expiration of the Company's lease obligation. The agreement calls for monthly rental payments of $11,273 that began in July 1996. The minimum future sublease income is $135,276.

Noncapitalized lease commitments extending for one year or more, primarily involving real and personal property, will require the following future payments:

                               Real              Personal
    Year                     property            property                 Total
    ----                     --------            --------                 -----

    1997                     $323,284            $162,506            $  485,790
    1998                      317,577             140,178               457,755
    1999                      243,359              81,757               325,116
    2000                       45,000               1,721                46,721
    2001                          -0-                 -0-                   -0-
                             --------            --------            ----------

    Total                    $929,220            $386,162            $1,315,382
                             --------            --------            ----------

Rental expense for the period ended September 28, 1996 was $733,743.

The Company is currently renting an annex adjacent to the San Leandro warehouse on a month-to-month basis. The monthly rental fee is $1,893.

Co-insurance
------------

At September 28, 1996, the Company was underinsured at its Fresno warehouse.
    The current insurance policy covers personal property up to $375,000. The estimated personal property at the Fresno warehouse is $2,000,000.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------

Litigation
----------

The Company and its joint affiliates are named as defendants in a lawsuit filed by an independent consultant for breach of contract and fraud alleging damages in the amount of $400,000. Per legal counsel, it is not possible at this time to predict the possible outcome nor damages. Management has reviewed the litigation with legal counsel and intends to defend this matter vigorously.

The Company is involved in legal actions arising in the ordinary course of business. In the opinion of management, the Company has adequate legal defenses or insurance coverage with respect to each of these actions and does not believe that they will materially affect the Company's results of operations or financial position.

Employment Agreement
--------------------

The Company has employment contracts with two officers calling for a base salary plus an annual incentive bonus based on specified levels of income. No bonus payments were made for the period ended September 28, 1996.

NOTE 10 - PENSION PLANS AND 401(k)
----------------------------------

Defined Benefit Plan
--------------------

The Company has trusteed noncontributory pension and welfare plans covering employees whose wages and benefits are determined by union contracts.

Certain nonunion employees of the Company are covered by the pension plan of Melvin Sosnick Company and Capital Cigar Company. The consultant for the plan has determined that the plan was overfunded for tax purposes at December 31, 1995.

The following pension information was provided by the actuarial company and includes amounts for both companies.

The Company sponsors a defined benefit pension plan that covers all nonunion employees. The plan provides benefits to be paid to eligible employees at retirement based upon years of service with the Company and compensation rates near retirement. Contributions to the plan reflect benefits attributed to employees' service to date, as well as services expected to be earned in the future. Plan assets consist primarily of cash equivalent accounts, interest bearing bonds, government securities, pooled mutual funds and equities.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE 10 - PENSION PLANS AND 401(k) (Continued)
----------------------------------

The following sets forth the funded status of the plan at December 31, 1995. The funded status as of September 28, 1996 is not currently available.

    Actuarial present value of benefit obligations:
         Vested benefits                                           $(2,074,791)
         Nonvested benefits                                            (50,992)
                                                                    ----------
    Accumulated benefit obligation                                  (2,125,783)

         Effect of anticipated future compensation
              levels and other events                                   (4,394)

         Projected benefit obligation                               (2,130,177)
         Fair value of assets held in plan                           4,187,925
                                                                    ----------
    Excess of plan assets over projected
              benefit obligation                                     2,057,748
    Items not yet recognized in earnings:
         Unamortized prior service cost                                      -
         Remaining net unrecognized (gain)                          (2,314,361)
         Remaining unrecognized net transition (gain)                  (30,106)
         Pension liability included in the
              balance sheet                                                  -
                                                                    ----------

    (Accrued) Pension Cost                                          $ (286,719)
                                                                    ----------

The weighted average discount rate used to measure the projected benefit obligation is 8.5%, the rate of increase in future compensation levels is 3.5%, and the expected long-term rate of return on assets is 8.5%. The Company uses the straight-line method of amortization for unrecognized gains and losses.

The above accrued pension cost has not been reflected in these financial statements due to the fact that the amount allocable to Melvin Sosnick Company cannot be determined by the actuary at the time of this statement.

401(k)
------

During the year, the Company adopted a IRC 401(k) plan covering substantially all eligible nonunion employees. Under the provisions of the plan, eligible employees may defer up to 15% of their compensation. The Plan provides for 10% matching Company contributions up to 8% of the employee contribution. Employees must complete one year of service and attain age 21 before they are eligible to participate. Participants may enter the plan in May or November immediately following the completion of the age and service requirement. The Company contributed $6,702 for the period ended September 28, 1996.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE 10 - PENSION PLANS (Continued)
-----------------------

401(k) (Continued)
-----

As of September 28, 1996, the Company had not received a determination letter from the Internal Revenue Service that the Plan was approved.

NOTE 11 - INCOME TAXES
----------------------

The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at September 28, 1996 are as follows:

    Total deferred tax assets                                      $ 1,158,569
    Less valuation allowance                                        (1,158,569)
                                                                    -----------

    Net deferred tax asset                                         $       -0-
                                                                    -----------

For federal tax purposes, the Company has approximately $5,900,000 of net operating loss carry forward as of September 28, 1996, of which approximately $89,000 expires in 2001 and approximately $5,811,000 expires in 2010. At September 28, 1996, the Company has approximately $6,500,000 in net operating loss carryforward for alternative minimum tax.

For state purposes, the Company has approximately $3,100,000 of net operating loss carryforward as of September 28, 1996 of which $49,000 expires in 1999, and $3,051,000 in 2000.

NOTE 12 - AFFILIATED COMPANIES
------------------------------

Melvin Sosnick Company is affiliated with Capital Cigar Company. Both companies are incorporated in California. The stock in both companies is owned, in different percentages, by related family members.

The above companies sell merchandise to each other at their cost. The amounts sold through affiliated companies is less than one percent of sales.

As of September 28, 1996, Capital Cigar Company was indebted to Melvin Sosnick
    Company for $559,452 related to general operating expenses and purchases made by Melvin Sosnick Company on behalf of Capital Cigar Company. Melvin Sosnick Company was indebted to Capital Cigar Company for $1,732,434 related to cash borrowing for operations.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE 13 - CONCENTRATIONS
------------------------

Substantial Vendor Purchases
----------------------------

Purchases from two major suppliers totaled approximately $54,000,000 or 41.3% of total purchases for the period ended September 28, 1996.

Substantial Customer Sales
--------------------------

Sales to one major customer totaled approximately $24,000,000 or 16.6% of total sales for the period ended September 28, 1996.

Substantial Product Sales
-------------------------

Sales of cigarettes and other tobacco products totaled approximately $80,000,000 or 55.4% of total sales for the period ended September 28, 1996.

Union Employees
---------------

The Company employs approximately 120 union employees. The current collective bargaining agreement is due for renegotiation on April 1, 1997. Management anticipates that a new contract will be signed prior to the expiration of the current agreement.

NOTE 14 - STOCK OPTION PLAN
---------------------------

Pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for
    Stock-Based Compensation (FAS 123), the Company has elected not to adopt the statement but follow the rules under APB 25. The Company will comply with the disclosures as required under the statement.

On January 1, 1989, the Company approved the adoption of a stock option plan, whereby options were granted to a key employee to purchase up to 158 shares of common stock at a price which varies with the exercise date. The current exercise price per share is $4,839.

Options may be exercised any number of times by the optionee during the option period for an amount of shares not less than 28. The option period expires on the earlier of six months and one day following the death of the optionee or six months and one day following the termination of the optionee's employment. No options were exercised as of September 28, 1996.

                                MELVIN SOSNICK COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                  SEPTEMBER 28, 1996

NOTE 15 - SUBSEQUENT EVENTS
---------------------------

Sale of Business
----------------

Subsequent to year-end, the Company entered into an agreement to sell the majority of its assets to Core-Mark International (CMI). As part of the agreement, CMI will acquire 100% of the fully collectible trade accounts receivable, 100% of the fully salable inventory, and all of the fixed assets, excluding leasehold improvements and capitalized software. The purchase price for the acquisition of these assets would be the net book value plus an additional amount.

The proposed effective date of this agreement is January 31, 1997. The Company plans to cease operations as of such date.

Warehouse Closure
-----------------

Subsequent to the balance sheet date and before the financial statements were issued, the Company announced plans to close its Fresno warehouse. The Company expects to incur approximately $50,000 of out-of-pocket expenses related to employee severance, dismantlement of the warehouse, transportation of inventory, and other miscellaneous costs. The total financial impact due to losses on the retirement and sale of fixed assets are not determinable as of the report date.

In addition, management has not estimated the annual savings, but expects significant cost reductions in the following period.

NOTE 16 - GOING CONCERN
-----------------------

These statements are presented on the basis that the Company is a going concern.
    Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show a loss from operations of $3,924,756. Losses have been significant over the past few years, and current liabilities exceed current assets by $2,108,302.

Management has initiated plans to consolidate operations and reduce overhead costs.

                                CAPITAL CIGAR COMPANY
                            INDEX TO FINANCIAL STATEMENTS

                                                                       Page No.
                                                                       --------

INDEPENDENT AUDITORS' REPORT                                            24 - 25

FINANCIAL STATEMENTS

    Balance Sheets                                                      26 - 27

    Statements of Income (Loss) and Retained Earnings                      28

    Statements of Cash Flows                                            29 - 30

    Notes to Financial Statements                                       31 - 42

                                    Seiler & Company
                             CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
CAPITAL CIGAR COMPANY
San Leandro, California


                             Independent Auditors' Report
                             ----------------------------

    We have audited the accompanying balance sheet of Capital Cigar Company as of September 28, 1996, and the related statements of income (loss) and retained earnings, and cash flows for the 52-53 week period then ended. The financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Capital Cigar Company as of September 28, 1996, and the results of its operations and its cash flows for the 52-53 week period then ended in conformity with generally accepted accounting principles.

    The September 30, 1995 financial statement was reviewed by us, and our opinion thereon dated November 30, 1995, stated that we were not aware of any material modifications that should be made to that statement for it to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statement taken as a whole.

To the Board of Directors
CAPITAL CIGAR COMPANY
Page Two





    The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 20 to the financial statement, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 20. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.




                                                            /s/ Seiler & Company



San Francisco, California
December 26, 1996

                                CAPITAL CIGAR COMPANY
                                    BALANCE SHEETS
                      SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995


                                        ASSETS
                                        ------


                                                  1996                1995
                                                  ----                ----
CURRENT ASSETS:
    Cash                                   $    16,068          $  103,749
    Receivables                              3,345,343           3,514,651
    Note receivable, affiliate                  44,780              34,098
    Due from affiliate                       l,732,434                 -0-
    Merchandise inventory                    2,565,067           2,748,380
    Cigarette stamp inventory                  398,678             214,581
    Prepaid expenses                            22,349              41,248
    Insurance proceeds receivable              314,500                 -0-
                                             ---------           ---------

         Total current assets                8,439,219           6,656,707

NOTE RECEIVABLE, AFFILIATE                     809,918             848,933

PROPERTY AND EQUIPMENT                         430,090             523,542

INSURANCE PROCEEDS RECEIVABLE                      -0-             297,500

INTANGIBLE ASSETS                               21,800              23,750

OTHER ASSETS                                   313,377              64,897

INVESTMENTS                                     14,306               7,025
                                             ---------           ---------

                Total assets               $10,028,710          $8,422,354
                                            ----------           ---------




                               See accompanying notes.

                                CAPITAL CIGAR COMPANY
                                    BALANCE SHEETS
                      SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995


                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------


                                                  1996              1995
                                                  ----              ----


CURRENT LIABILITIES:
    Checks drawn in excess of
         available bank balance            $   659,803           $ 709,132
    Note payable                             2,604,955             619,587
    Accounts payable - trade                 1,642,406           1,333,872
    Due to affiliate                           559,452             689,120
    Accrued expenses                           287,230             269,741
    Taxes payable:
         Cigarette stamp tax                 1,241,030           1,090,509
         Other                                 164,971             119,382
                                            ----------           ---------

           Total current liabilities         7,159,847           4,831,343
                                            ----------           ---------

COMMITMENTS AND CONTINGENCIES

              Total liabilities              7,159,847           4,831,343
                                            ----------           ---------

STOCKHOLDERS' EQUITY:
    Common stock - par value $100
         per share; 10,000 shares
         authorized, 800 shares issued
         and outstanding                        80,000              80,000
    Retained earnings                        2,788,863           3,511,011
                                            ----------           ---------

           Total stockholders' equity        2,868,863           3,591,011
                                            ----------           ---------

              Total liabilities and
                stockholders' equity       $10,028,710          $8,422,354
                                            ----------           ---------



                               See accompanying notes.

                                CAPITAL CIGAR COMPANY
                  STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS
           FOR THE PERIODS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995

                                          1996                     1995
                                    ----------------         ----------------
                                   Amount   Percent         Amount   Percent
                                   ------   -------         ------   -------

SALES                         $63,602,322   100.00%    $63,234,920   100.00%

COST OF SALES                  58,013,415     91.21     58,160,431     91.98
                               ----------     -----     ----------     -----

GROSS PROFIT                    5,588,907      8.79      5,074,489      8.02

LESS EXPENSES:
    Warehouse                   1,317,240      2.07      1,431,676      2.26
    Selling                     1,783,296      2.80      1,756,463      2.78
    Delivery                    1,075,932      1.69      1,128,997      1.79
    General and
     administrative             2,426,088      3.82      2,100,245      3.32
                               ----------     -----     ----------     -----
         Total expenses         6,602,556     10.38      6,417,381     10.15
                               ----------     -----     ----------     -----

LOSS FROM OPERATIONS           (1,013,649)    (1.59)    (1,342,892)    (2.13)

OTHER INCOME                      292,301       .46        223,491       .35
                               ----------     -----     ----------     -----


INCOME (LOSS) BEFORE
    PROVISION FOR TAXES          (721,348)    (1.13)    (1,119,401)    (1.78)

PROVISION (CREDIT) FOR
    TAXES ON INCOME                   800      (.00)       (61,428)     (.10)
                               ----------     -----     ----------     -----

NET INCOME (LOSS)                (722,148)    (1.13)    (1,057,973)    (1.68)
                                              -----                    -----


RETAINED EARNINGS,
    BEGINNING OF PERIOD         3,511,011                4,568,984
                               ----------               ----------


RETAINED EARNINGS,
    END OF PERIOD             $ 2,788,863              $ 3,511,011
                               ----------               ----------





                               See accompanying notes.

                                CAPITAL CIGAR COMPANY
                               STATEMENTS OF CASH FLOWS
           FOR THE PERIODS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995

                                                       1996             1995
                                                       ----             ----

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                             $(722,148)     $(1,057,973)
    Noncash items included in net income:
         Depreciation                               108,851          145,985
         Amortization                                 3,353            1,950
         Deferred income taxes                          -0-           15,166
         (Gain) loss on sale of fixed assets            585          (13,134)
    (Increase) decrease in:
         Receivables                                169,308           25,482
         Merchandise inventory                      183,313         (145,902)
         Cigarette tax stamp inventory             (184,097)         (33,716)
         Prepaid expense                             18,899           11,187
         Insurance proceeds receivable              (17,000)         (25,500)
         Other assets                              (249,883)         (54,000)
         Investments                                 (7,281)          (7,025)
    Increase (decrease) in:
         Accounts payable                           308,534        1,064,958
         Other payables                              17,489           (7,983)
         Cigarette stamp tax payable                150,521          285,601
         Other taxes payable                         45,589          (18,974)
                                                 ----------        ---------
              Net cash provided (used) by
                 operating activities              (173,967)         186,122
                                                 ----------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of improvements
     and equipment                                  (22,484)         (18,515)
    Proceeds from sale of fixed assets                6,500           29,872
    Note receivable, affiliate                       28,333         (883,031)
    Due from affiliate                           (1,732,434)             -0-
                                                 ----------        ---------
              Net cash (used) by
                 investing activities            (1,720,085)        (871,674)
                                                 ----------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable                  61,826,606        4,836,383
    Repayment of notes payable                  (59,841,238)      (5,816,796)
    Due to affiliate                               (129,668)         689,120
    Checks drawn in excess of
     available bank balance                         (49,329)         709,132
                                                 ----------        ---------
              Net cash provided by
                 financing activities             1,806,371          417,839
                                                 ----------        ---------
                   Net decrease in cash             (87,681)        (267,713)

CASH AT BEGINNING OF PERIOD                         103,749          371,462
                                                 ----------        ---------
CASH AT END OF PERIOD                             $  16,068      $   103,749
                                                 ----------        ---------


                               See accompanying notes.

                                CAPITAL CIGAR COMPANY
                               STATEMENTS OF CASH FLOWS
           FOR THE PERIODS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995


SUPPLEMENTAL DISCLOSURE:

                                             1996                1995
                                             ----                ----

Cash paid during the period for:
    Income taxes                      $       800        $        -0-
                                      -----------        ------------
    Interest expense                  $   236,548        $     56,362
                                      -----------        ------------





                               See accompanying notes.

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996



NOTE 1 - ACCOUNTING POLICIES
----------------------------

A. Nature of Business
---------------------

Capital Cigar Company is a corporate wholesale distributor of candies, tobacco, groceries, health and beauty aids and sundries in and around the surrounding regions of Sacramento, California and Reno, Nevada.

B. Use of Estimates
-------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

C. Inventories
--------------

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories are pledged as security for certain notes payable (Note 9).

D. Property and Equipment
-------------------------

Property and equipment are stated at cost. Major improvements that significantly add to the productive capacity or extend the life of an asset are capitalized. Maintenance and repair costs are charged to income currently. Depreciation of property and equipment, and amortization of leasehold improvements, are computed on the straight-line and declining balance methods over the useful lives of the assets which range from three to thirty-one and one-half years.

E.  Intangible Assets
---------------------

The cost of a covenant not to compete is being amortized over a period of twenty years on the straight-line method.

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996

F. Income Taxes
---------------

The Company has adopted SFAS 109, Accounting for Income Taxes, to account for deferred income taxes. Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes.

The principal items resulting in the differences are state franchise taxes, depreciation, the accrual of vacation pay, six-months free rent to a warehouse tenant, and the capitalization of certain expenses related to inventory per Internal Revenue Code Section 263A. The net difference between tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

G. Change in Accounting Period
------------------------------

The Company elected to adopt a 52-53 week accounting period for financial and tax reporting purposes. The fiscal year will end on the last Saturday of September.


NOTE 2 - RECEIVABLES
--------------------

Receivables consist of the following:



                                                  1996                1995
                                                  ----                ----
    Trade                                   $3,102,969          $3,474,774
    Legal reimbursements                        40,702                 -0-
    Miscellaneous                              272,887              86,399
                                            ----------          ----------

         Subtotal                            3,416,558           3,561,173
              Less allowance for doubtful
                 accounts                       71,215              46,522
                                            ----------          ----------

    Total                                   $3,345,343          $3,514,651
                                            ----------          ----------

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996

NOTE 2 - RECEIVABLES (Continued)
--------------------

The Company grants credit to customers, substantially all of whom are located in the Sacramento, California and Reno, Nevada areas. Receivables are pledged as security for certain notes payable (Note 9).

NOTE 3 - NOTE RECEIVABLE, AFFILIATE
-----------------------------------

Note receivable, affiliate consists of the following:

                        Maturity       Interest
                        date           rate                 1996        1995
                        ---------      --------             ----        ----
    Melvin Sosnick                     Prime
       Company          10/25/02       + 1.50%         $ 854,698  $  883,031
                                                        --------   ---------
       Total                                             854,698     883,031

                 Less current portion                     44,780      34,098
                                                        --------   ---------
       Long-term portion                               $ 809,918  $  848,933
                                                        --------   ---------

The Company converted outstanding receivables from Melvin Sosnick Company into a note receivable on September 25, 1995. The terms of the note require 83 monthly payments of $10,512. All unpaid principal and accrued interest is payable at maturity with no prepayment penalties.

NOTE 4 - PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consist of the following:
                                                            1996        1995
                                                            ----        ----

    Furniture, fixtures and equipment                 $1,665,969  $1,646,827
    Automotive equipment                                 565,889     604,487
    Leasehold improvements                               214,678     212,152
    Signs                                                  9,510       9,510
                                                       ---------   ---------

              Subtotal                                 2,456,046   2,472,976
                  Less accumulated depreciation
                        and amortization               2,025,956   1,949,434
                                                       ---------   ---------

    Total                                             $  430,090  $  523,542
                                                       ---------   ---------

Depreciation and amortization charged to earnings were $108,851 and $145,985 in 1996 and 1995, respectively. Property and equipment are pledged as security for certain notes payable (Note 9).

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996



NOTE 5 - INSURANCE PROCEEDS RECEIVABLE
--------------------------------------

The Company has entered into a split dollar life insurance agreement with an officer of the Company. This policy has a face amount of $1,000,000. In the event of the officer's death, the Company's share in the proceeds would amount to $314,500 and $297,500 for September 28, 1996 and September 30, 1995, respectively.

During the year, the officer died, and the Company was entitled to receive the proceeds of all payments. As of September 28, 1996, none of the proceeds had been received. After the balance sheet date, the Company received two-thirds of its premium paid, or $209,666 plus interest. One-third of the policy has not been received, but the Company expects to collect the amounts plus interest in the following period.


NOTE 6 - INTANGIBLE ASSETS
--------------------------

Intangible assets consist of the following:

                                                            1996        1995
                                                            ----        ----

    Covenant not to compete                             $ 39,000    $ 39,000
    Goodwill                                               1,000       1,000
                                                         -------     -------

              Subtotal                                    40,000      40,000
                 Less accumulated amortization            18,200      16,250
                                                         -------     -------
    Total                                               $ 21,800    $ 23,750
                                                         -------     -------

Amortization charged to earnings for both 1996 and 1995 was $1,950.


NOTE 7 - OTHER ASSETS
---------------------

Other assets consist of the following:
                                                            1996        1995
                                                            ----        ----

    Certified Grocers Agreement (Note 8)                $254,000     $54,000
    Totes (net)                                           49,097         -0-
    Club membership initiation fee                         9,500       9,500
    Telephone equipment lease                                -0-       l,397
    Other deposits                                           780         -0-
                                                         -------      ------

    Total                                               $313,377     $64,897
                                                         -------      ------

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996



NOTE 8 - INVESTMENTS
--------------------

The Company entered into an agreement to purchase 100 shares of Class A common stock of Certified Grocers of California Ltd. on December 22, 1994. The investment is recorded at cost which is $14,306 at September 28, 1996. In addition, the agreement requires a $254,000 deposit.


NOTE 9 - NOTE PAYABLE
---------------------

Note payable consists of the following:

                        Maturity       Interest
                        date           rate                 1996        1995
                        --------       --------             ----        ----

    Secured:
                                       Prime +
      Line of credit    09/21/97       + 1.25%        $2,604,955    $619,587
                                                       ---------     -------

On September 22, 1995, the Company and its affiliated company entered into a joint secured line of credit with the CIT Group. This joint line is available through September 21, 1997 with an interest rate of prime plus 1.25%. The minimum joint credit amount is $4,000,000 with a maximum credit of $15,000,000. The amount available is a factor of the receivable and inventory balances. Receivables, inventory, and property and equipment are pledged as security for the line of credit.

The Company is required by the CIT security agreement to meet certain loan covenants in order to comply with their loan agreement. The Company is not in compliance with the covenant that requires the financial statements to be provided within ninety (90) days of year end.

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996



NOTE 10 - ACCRUED EXPENSES
--------------------------

Accrued expenses consist of the following:

                                                            1996        1995
                                                            ----        ----

    General and administrative expenses                 $164,400    $231,742
    Accrued vacation and PTO                             122,830      37,999
                                                         -------     -------

    Total                                               $287,230    $269,741
                                                         -------     -------

During the year, the Company changed its policy for providing vacation and sick pay for nonunion employees. Previously, employees were only entitled to unused vacation upon termination. Under the new policy, employees are entitled to unused vacation, sick pay, and other floating holidays. For accrued sick time, or PTO (paid time off), the policy was retroactive to each employee's service date with a maximum cap for unused sick days.

NOTE 11- LEASES
---------------

The following is a summary of noncancellable operating leases:

                             Minimum annual          Expiration      Renewal
                                  rent                 date           option
                             --------------         ----------       -------

    Office/warehouse
              facility (1)      $123,600           June 30, 2004        No
    Warehouse
              facility/Sparks     21,600           May 31, 1999         No
    Delivery trucks               19,946           Various              Yes
    Autos                          2,903           Various              No

(1) The lease is with a partnership owned by a majority of the stockholders of the Company.

For noncapitalized leases, primarily involving real and personal property, commitments under noncancellable leases extending for one year or more will require the following future payments:

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996


NOTE 11- LEASES (Continued)
---------------

                        Real           Personal
    Period ending       property       property            Total
    -------------       --------       --------         --------

    1997                $145,200       $ 23,349         $168,549
    1998                 145,200         19,946          165,146
    1999                 138,000          4,987          142,987
    2000                 123,600            -0-          123,600
    2001                 123,600            -0-          123,600
                        --------       --------         --------
    Total               $675,600       $ 48,282         $723,882
                        --------       --------         --------

Rent charged to earnings was $351,852 and $366,945 in 1996 and 1995, respectively.

NOTE 12 - COMMITMENTS AND CONTINGENCIES.
---------------------------------------

Litigation
----------

The Company and its joint affiliates are named as defendants in a lawsuit filed by an independent consultant for breach of contract and fraud alleging damages in the amount of $400,000. Per legal counsel, it is not possible at this time to predict the possible outcome nor damages. Management has reviewed the litigation with legal counsel and intends to defend this matter vigorously.

The Company is involved in legal actions arising in the ordinary course of business. In the opinion of management, the Company has adequate legal defenses or insurance coverage with respect to each of these actions and does not believe that they will materially affect the Company's results of operations or financial position.

Employment Agreement
--------------------

The Company has employment contracts with two officers calling for a base salary plus an annual incentive bonus based on specified levels of income. No bonus payments were made for the period ended September 28, 1996.

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996

NOTE 13 - PENSION PLANS AND 401(k)
----------------------------------

Defined Benefit Plan
--------------------

The Company has trusteed noncontributory pension and welfare plans covering employees whose wages and benefits are determined by union contracts.

Certain nonunion employees of the Company are covered by the pension plan of Melvin Sosnick Company and Capital Cigar Company. The consultant for the plan has determined that the plan was overfunded for tax purposes at December 31, 1995.

The following pension information was provided by the actuarial company and includes amounts for both companies.

The Company sponsors a defined benefit pension plan that covers all nonunion employees. The plan provides benefits to be paid to eligible employees at retirement based upon years of service with the Company and compensation rates near retirement. Contributions to the plan reflect benefits attributed to employees' service to date, as well as services expected to be earned in the future. Plan assets consist primarily of cash equivalent accounts, interest bearing bonds, government securities, pooled mutual funds and equities.

The following sets forth the funded status of the plan at December 31, 1995. The funded status as of September 28, 1996 is not currently available.

    Actuarial present value of benefit obligations:
              Vested benefits                                  $(2,074,791)
              Nonvested benefits                                   (50,992)
                                                                ----------
    Accumulated benefit obligation                              (2,125,783)

              Effect of anticipated future compensation
                   levels and other events                          (4,394)

              Projected benefit obligation                      (2,130,177)
              Fair value of assets held in plan                  4,187,925
                                                                ----------
              Excess of plan assets over projected
                   benefit obligation                            2,057,748
    Items not yet recognized in earnings:
              Unamortized prior service cost                           -0-
              Remaining net unrecognized (gain)                 (2,314,361)
              Remaining unrecognized net transition (gain)         (30,106)
              Pension liability included in the
                   balance sheet                                       -0-
                                                                ----------
    (Accrued) Pension Cost                                     $  (286,719)
                                                                ----------

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996



NOTE 13 - PENSION PLANS AND 401 (k) (Continued)
-----------------------------------

The weighted average discount rate used to measure the projected benefit obligation is 8.5%, the rate of increase in future compensation levels is 3.5%, and the expected long-term rate of return on assets is 8.5%.
    The Company uses the straight-line method of amortization for unrecognized gains and losses.

The above accrued pension cost has not been reflected in these financial statements due to the fact that the amount allocable to Capital Cigar Company cannot be determined by the actuary at the time of this statement.

401 (k)
-------

During the year, the Company adopted a IRC 401(k) plan covering substantially all eligible nonunion employees. Under the provisions of the plan, eligible employees may defer up to 15% of their compensation. The Plan provides for 10% matching Company contributions up to 8% of the employee contribution. Employees must complete one year of service and attain age 21 before they are eligible to participate. Participants may enter the plan in May or November immediately following the completion of the age and service requirement. The Company contributed $3,239 for the period ended September 28, 1996.

As of September 28, 1996, the Company had not received a determination letter from the Internal Revenue Service that the Plan was approved.


NOTE 14 - INCOME TAXES
----------------------

Income tax (benefit) consists of the following components:

                                                            1996        1995
                                                            ----        ----

    Current                                                 $800        $800
    Deferred                                                 -0-      15,166
    Tax benefit of applying net
              operating loss to reduce
              prior period's taxable income                  -0-     (77,394)
                                                            ----    --------

    Total income tax (benefit) expense                      $800    $(61,428)
                                                            ----    --------

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996



NOTE 14 - INCOME TAXES (Continued)
----------------------

The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at September 28, 1996 and September 30, 1995 are as follows:


                                                           1996        1995
                                                           ----        ----

    Total deferred tax assets                          $188,094    $ 63,786
    Less valuation allowance                           (188,094)    (63,786)
                                                       --------    --------

    Net deferred tax asset                             $    -0-    $    -0-
                                                       --------    --------
For federal tax purposes, the Company has approximately $1,400,000 of net operating loss carryforward as of September 28, 1996, which expires in 2010. At September 28, 1996, the Company has approximately $1,400,000 in net operating loss carryforward for alternative minimum tax.

For state tax purposes, the Company has approximately $800,000 of net operating loss carryforward as of September 28, 1996 of which $564,000 expires in 1999 and $236,000 expires in 2000.


NOTE 15 - AFFILIATED COMPANIES
------------------------------

Capital Cigar Company is affiliated with Melvin Sosnick Company. Both companies are incorporated in California. The stock in both companies is owned, in different percentages, by family members.

The above companies sell merchandise to each other at their cost. The amounts sold through affiliated companies is less than one percent of sales.

In April 1991, the companies formed a corporate marketing group. Marketing expenses are paid by Melvin Sosnick Company and are reimbursed by Capital Cigar Company. Corporate marketing expenses were $442,549 and $423,052 for the periods ended September 28, 1996 and September 30, 1995, respectively.

As of September 28, 1996, Capital Cigar Company was indebted to Melvin Sosnick
    Company for $559,452 related to general operating expenses and purchases made by Melvin Sosnick Company on behalf of Capital Cigar Company. Melvin Sosnick Company was indebted to Capital Cigar Company for $1,732,434 related to cash borrowing for operations.

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996



NOTE 16 - CONCENTRATIONS
------------------------

Substantial Vendor Purchases
----------------------------

Purchases from two major suppliers totaled $27,440,279 or 47.2% of total purchases for the period ended September 28, 1996 and $25,663,341 or 44.0% of total purchases for the period ended September 30, 1995.

Substantial Customer Sales
--------------------------

Sales to one major customer totaled approximately $10,100,000 or 15.9% of total sales for the period ended September 28, 1996 and $10,900,000 or 17.3% of total sales for the period ended September 30, 1995.

Substantial Product Sales
-------------------------

Sales of cigarettes and other tobacco products totaled approximately $39,500,000 or 62.15% of total sales for the period ended September 28, 1996 and $38,900,000 or 61.58% of total sales for the period ended September 30, 1995.

Union Employees
---------------

The Company employs approximately 50 union employees. The current collective bargaining agreement is due for renegotiation on April 1, 1997. Management anticipates that a new contract will be signed prior to the expiration of the current agreement.


NOTE 17 - STOCK OPTION PLAN
---------------------------

Pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for
    Stock-Based Compensation (FAS 123), the Company has elected not to adopt the statement but follow the rules under APB 25. The Company will comply with the disclosures as required under the statement.

On January 1, 1989, the Company approved the adoption of a stock option plan, whereby options were granted to a key employee to purchase up to 149 shares of common stock at a price which varies with the exercise date. The current exercise price per share is $4,688.

Options may be exercised any number of times by the optionee during the option period for an amount of shares not less than 28. The option period expires on the earlier of six months and one day following the death of the optionee or six months and one day following the termination of the optionee's employment. No options were exercised as of September 28, 1996.

                                CAPITAL CIGAR COMPANY
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 28, 1996



NOTE 18 - RECLASSIFICATIONS
---------------------------

Certain amounts on the 1995 balance sheet and statement of loss have been reclassified to conform with current year's presentation.

NOTE 19 - SUBSEQUENT EVENT
--------------------------

Subsequent to year-end, the Company entered into an agreement to sell the majority of its assets to Core-Mark International (CMI). As part of the agreement, CMI will acquire 100% of the fully collectible trade accounts receivable, 100% of the fully salable inventory, and all of the fixed assets, excluding leasehold improvements and capitalized software. The purchase price for the acquisition of these assets would be the net book value plus an additional amount.

The proposed effective date of this agreement is January 31, 1997. The Company plans to cease operations as of such date.


NOTE 20 - GOING CONCERN
-----------------------

These statements are presented on the basis that the Company is a going concern.
    Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show a loss from the combined results of operations of $1,013,649. Losses have been significant over the past few years.

Management has initiated plans to consolidate operations and reduce overhead costs.

                                THE SOSNICK COMPANIES
                               COMBINED BALANCE SHEETS
                                    (in thousands)


                                                     September      December
                                                     28, 1996       28, 1996
                                                                   (Unaudited)
                                                    ------------  ------------
ASSETS

CURRENT ASSETS
    Cash . . . . . . . . . . . . . . . . . . . . .  $         32  $         32
    Trade receivables, net . . . . . . . . . . . .         9,914        11,193
    Inventories, net . . . . . . . . . . . . . . .         9,750         9,597
    Prepaid expenses and other current assets  . .           536           376
                                                    ------------  ------------
      Total current assets . . . . . . . . . . . .        20,232        21,198

Property and equipment, net  . . . . . . . . . . .         4,384         4,216
Other assets . . . . . . . . . . . . . . . . . . .           999           922
Intangible assets, net . . . . . . . . . . . . . .            26            25
                                                    ------------  ------------
                                                    $     25,641  $     26,361
                                                    ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable . . . . . . . . . . . .  $      6,115  $      6,485
    Cigarette and tobacco taxes payable. . . . . .         2,837         2,353
    Notes payable  . . . . . . . . . . . . . . . .         9,498        12,247
    Other accrued liabilities. . . . . . . . . . .         2,611         2,055
                                                    ------------  ------------
      Total current liabilities. . . . . . . . . .        21,061        23,140

Long-term debt . . . . . . . . . . . . . . . . . .           406           386
Other accrued liabilities and deferred income taxes           62            62
                                                    ------------  ------------
    Total liabilities. . . . . . . . . . . . . . .        21,529        23,588

Commitments and contingencies

SHAREHOLDERS' EQUITY
Common stock . . . . . . . . . . . . . . . . . . .           235           235
Additional paid-in capital . . . . . . . . . . . .           158           158
Retained earnings  . . . . . . . . . . . . . . . .         3,719         2,380
                                                    ------------  ------------
    Total shareholders' equity . . . . . . . . . .         4,112         2,773
                                                    ------------  ------------
                                                    $     25,641  $     26,361
                                                    ------------  ------------


                     See Notes to Combined Financial Statements.

                                THE SOSNICK COMPANIES
                            COMBINED STATEMENTS OF INCOME
                                     (Unaudited)
                                    (in thousands)


                                                     Three Months   13 Weeks
                                                        Ended         Ended
                                                       December      December
                                                       31, 1995      28, 1996
                                                    ------------  ------------

Net sales  . . . . . . . . . . . . . . . . . . . .  $    50,504   $    44,048
Cost of goods sold . . . . . . . . . . . . . . . .       45,741        39,969
                                                    ------------  ------------

    Gross profit . . . . . . . . . . . . . . . . .        4,763         4,079
Operating and administrative expenses  . . . . . .        5,950         5,605
                                                    ------------  ------------

    Operating loss . . . . . . . . . . . . . . . .       (1,187)       (1,526)

Other income . . . . . . . . . . . . . . . . . . .          227           191
                                                    ------------  ------------

    Loss before income taxes . . . . . . . . . . .         (960)       (1,335)

Income tax expense . . . . . . . . . . . . . . . .           --            --
                                                    ------------  ------------

    Net loss . . . . . . . . . . . . . . . . . . .  $      (960)  $    (1,335)
                                                    ------------  ------------


                     See Notes to Combined Financial Statements.

                                THE SOSNICK COMPANIES
                          COMBINED STATEMENTS OF CASH FLOWS
                                     (Unaudited)
                                    (in thousands)


                                                    Three Months      13 Weeks
                                                       Ended            Ended
                                                     December          December
                                                     31, 1995          28, 1996
                                                    ------------   ------------

NET CASH USED BY OPERATING ACTIVITIES  . . . . . .   $    (3,711)    $   (2,729)
                                                    ------------   ------------

INVESTING ACTIVITIES
    Purchase of improvements and equipment . . . .           (21)            --
                                                    ------------   ------------
Net cash used in investing activities  . . . . . .           (21)            --
                                                    ------------   ------------
FINANCING ACTIVITIES
    Net borrowings under notes payable . . . . . .         3,641          2,729
                                                    ------------   ------------
Net cash used in financing activities  . . . . . .         3,641          2,729
                                                    ------------   ------------

    Net change in cash . . . . . . . . . . . . . .           (91)            --

CASH, BEGINNING OF PERIOD  . . . . . . . . . . . .           120             32
                                                    ------------   ------------
CASH, END OF PERIOD  . . . . . . . . . . . . . . .   $        29   $         32
                                                    ------------   ------------


                     See Notes to Combined Financial Statements.

                                THE SOSNICK COMPANIES
                        NOTES TO COMBINED FINANCIAL STATEMENTS
                    FOR THE THIRTEEN WEEKS ENDED DECEMBER 28, 1996


1.  Basis of Presentation

    Effective September 29, 1996, the shareholders of Melvin Sosnick Company and Capital Cigar Company (collectively the "Sosnick Companies") commenced plans to merge the two companies into one legal entity. As a result, the interim financial statements were prepared on a combined basis, with significant intercompany transactions eliminated. The results of operations for the interim periods are not necessarily indicative of the operating results for the full year.

    The condensed balance sheet as of September 28, 1996, is prepared on a combined basis (due to the merger previously described) and derived from the audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The notes accompanying the financial statements included in this Report on Form 8-K/A include accounting policies and additional information pertinent to an understanding of both the December 28, 1996 balance sheet and the interim financial statements included herein.

    Effective with the fiscal year ending September 28, 1996, the Sosnick Companies elected to adopt a 52 - 53 week accounting period for financial and tax reporting purposes. The fiscal year ended on the last Saturday of September. As a result of the timing of this decision, the interim condensed income statement for the period ended December 31, 1995 is a three-month period as compared to the period ended December 28, 1996, which is a thirteen-week period.

2.  Subsequent Event

    Effective February 3, 1997, the Sosnick Companies sold the majority of its assets and business to Core-Mark International, Inc. Pursuant to the sale, Core-Mark International, Inc. acquired all of the fully collectible trade accounts receivable, all of the fully salable inventory, and certain fixed assets (excluding real estate, leasehold improvements and capitalized software). The purchase price for the acquisition of these assets was net book value plus an additional amount.

                            CORE-MARK INTERNATIONAL, INC.
                            UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


     The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Core-Mark International, Inc. (the "Company") have been derived from the historical financial statements of the Company and of the Sosnick Companies included elsewhere herein and have been prepared by the application of pro forma adjustments giving effect to the acquisition by the Company of certain assets and the business of Sosnick as if such acquisition had occurred (i) on December 31, 1996, in the case of the Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of December 31, 1996 and (ii) on January 1, 1996, in the case of the Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1996. The Sosnick acquisition has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed will be recorded at their estimated fair values. Although the Company has made preliminary estimates of such amounts, these estimates are subject to further refinement.

    The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical audited financial statements and related notes thereto of the Company, as included in Form 10-K, and the Sosnick Companies, which are included herein. These Unaudited Pro Forma Condensed Financial Statements do not purport to be indicative of the actual financial position or the results of operations of the Company that would have been achieved had the acquisition been completed on the date or for the period indicated, nor are they indicative of future operating results or financial position of the Company.

    The Unaudited Pro Forma Condensed Consolidated Statement of Income does not reflect the effect of certain anticipated expense reductions that management believes may be realized following the Sosnick acquisition. These expense reductions are expected to occur during the integration of the acquired business into the Company's existing operations and facilities and will result principally from reductions in the number of employees and elimination of certain duplicative facility operating costs. Management expects the integration process to be complete by the end of the fiscal year.




                                                    CORE-MARK INTERNATIONAL, INC.
                                         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                           DECEMBER 31, 1996
                                                             (in thousands)




                                                          Historical    Historical
                                                           Sosnick       Core-Mark           Pro Forma
                                                          Companies     Int'l. Inc.         Adjustments               Total
                                                         ------------   ------------     ---------------      --------------
ASSETS
CURRENT ASSETS
    Cash . . . . . . . . . . . . . . . . . . . . . . .     $       32      $  25,769            $    (32) (1)      $  25,769
    Trade receivables, net . . . . . . . . . . . . . .         11,193        100,944                (677) (1)        111,460
    Inventories, net . . . . . . . . . . . . . . . . .          9,597         99,342                  --             108,939
    Prepaid expenses and other current assets  . . . .            376          6,214                (376) (1)          6,214
                                                           ----------   ------------           ---------        ------------
      Total current assets . . . . . . . . . . . . . .         21,198        232,269              (1,085)            252,382

Property and equipment, net  . . . . . . . . . . . . .          4,216         22,528              (2,924) (1)         23,820
Other assets . . . . . . . . . . . . . . . . . . . . .            922          9,792                (697) (1)         10,017
Intangible assets, net . . . . . . . . . . . . . . . .             25         64,447               4,100  (1)         68,572
                                                           ----------   ------------           ---------        ------------
                                                               26,361        329,036                (606)            354,791
                                                           ----------   ------------           ---------        ------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable . . . . . . . . . . . . . .          6,485         51,572              (6,485) (1)         51,572
    Cigarette and tobacco taxes payable. . . . . . . .          2,353         43,912              (2,353) (1)         43,912
    Notes payable  . . . . . . . . . . . . . . . . . .         12,247             --             (12,247) (1)             --
    Other accrued liabilities. . . . . . . . . . . . .          2,055         38,504               3,057  (1)         43,616
                                                           ----------   ------------           ---------        ------------
      Total current liabilities. . . . . . . . . . . .         23,140        133,988             (18,028)            139,100

Long-term debt . . . . . . . . . . . . . . . . . . . .            386        193,463              20,257  (1)        214,106
Other accrued liabilities and deferred income taxes. .             62          8,585                 (62) (1)          8,585
                                                           ----------   ------------          ----------        ------------
    Total liabilities. . . . . . . . . . . . . . . . .         23,588        336,036               2,167             361,791

Commitments and contingencies

SHAREHOLDERS' EQUITY
Common stock . . . . . . . . . . . . . . . . . . . . .            235             55                (235) (1)             55
Additional paid-in capital . . . . . . . . . . . . . .            158         26,121                (158) (1)         26,121
Retained earnings (accumulated deficit)  . . . . . . .          2,380        (28,576)             (2,380) (1)        (28,576)
Cumulative currency translation adjustment . . . . . .             --         (1,608)                 --              (1,608)
Additional minimum pension liability . . . . . . . . .             --         (2,992)                 --              (2,992)
                                                           ----------   ------------           ---------        ------------
    Total shareholders' equity (deficit) . . . . . . .          2,773         (7,000)             (2,773)             (7,000)
                                                           ----------   ------------           ---------        ------------
                                                           $   26,361      $ 329,036            $   (606)          $ 354,791
                                                           ----------   ------------           ---------        ------------




                                See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.





                                           CORE-MARK INTERNATIONAL, INC.
                            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                                   (in thousands)

                                                 Historical     Historical
                                                  Sosnick        Core-Mark         Pro Forma
                                                 Companies      Int'l. Inc.        Adjustments          Total
                                               ------------    -----------         -----------     ----------

Net sales......................................    $196,145     $2,175,367            $37,893 (1) $2,409,405
Cost of goods sold.............................     177,728      2,017,654             37,539 (1)  2,232,921
                                                   --------     ----------           ---------    ----------
    Gross profit..............................       18,417        157,713                354        176,484

Operating and administrative expenses..........      23,694        130,493             (5,184)(2)
                                                                                          159 (3)
                                                                                         (292)(4)
                                                                                       (1,451)(5)    147,419
                                                   --------     ----------           ---------     ----------
    Operating income (loss)...................       (5,277)        27,220              7,122         29,065

Interest expense, net..........................          --          9,916              1,507 (5)     11,423
Debt refinancing and issuance costs............          --          1,319                  --         1,319
Other income...................................         839             --               (354)(1)
                                                                                         (485)(6)         --
                                                   --------     ----------           ---------     ----------

    Income (loss) before income taxes.........       (4,438)        15,985              4,776         16,323
Income tax expense ...........................            2          6,941                118 (7)      7,061
                                                   --------     ----------           ---------     ----------
    Income (loss) from continuing operations..     $ (4,440)    $    9,044            $ 4,658     $    9,262
                                                   --------     ----------           ---------     ----------


                              See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                            CORE-MARK INTERNATIONAL, INC.
                      NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                            PRO FORMA FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                    (in thousands)


PRO FORMA BALANCE SHEET ADJUSTMENT

1. The purchase price of the Sosnick acquisition would have been allocated as follows if the transaction had occurred on December 31, 1996:


    Total purchase price to be allocated                                                              $24,665

    Historical book value of the Sosnick Companies                                        2,773

    Adjusted for assets not acquired, net of liabilities not assumed:
         Cash                                                                              (32)
         Accounts receivable, other than trade accounts                                   (677)
         Prepaid expenses                                                                 (376)
         Net property and equipment, other than vehicles and warehouse equipment        (2,418)
         Intangible and other assets                                                      (947)
         Notes payable                                                                  12,247
         All other current liabilities, net of $247 assumed                             10,647
         Long-term debt and other long-term liabilities                                    448
                                                                                        ------
    Net assets acquired                                                                                21,665

    Excess of purchase price over book value of net assets acquired, allocated as follows:

         Goodwill (intangible assets)                                                    4,125
         Covenant not to compete (other assets)                                            225
         Write-down of net property and equipment acquired to fair value                  (506)
         Liabilities incurred directly related to acquisition                             (844)
                                                                                         -----
    Total excess purchase price                                                                       $ 3,000
                                                                                                      -------
                                                                                                      -------

         The acquisition was primarily financed under the Company's existing revolving credit facility. The total amount of borrowings would have been $20,643, with the remaining $4,022 due and payable in installments during the first ninety days subsequent to closing in varying amounts specified pursuant to the purchase agreement.

         The Company may be obligated to make certain payments to Sosnick's shareholders, based on net sales associated with former customers of Sosnick. Such payments, when determinable, will be allocated to goodwill. The Company would not have been required to make any such payments on a pro forma basis for the year ended December 31, 1996.

PRO FORMA INCOME STATEMENT ADJUSTMENTS


The Sosnick Companies' most recent fiscal years ended September 28, 1996.  Therefore, for purposes of the pro forma income statement, the Sosnick income statement was brought up to within 93 days of the Company's fiscal year by adding the December 28,
1996 interim period to the fiscal year-end and subtracting the December 31, 1995 interim period.

1.  The pro forma adjustment to sales and cost of sales reflect the following:

    To conform Sosnick's historical financial statements to the Company's with respect to
          the classification of cigarette excise taxes (increase to sales)........................    $37,893

    To conform Sosnick's historical financial statements to the Company's with respect to the classification of rebate income earned on products sold (reclassify from other
          income to cost of goods sold)...........................................................       (354)
                                                                                                   ----------
          Total increase to cost of sales.........................................................    $37,539
                                                                                                   ----------
                                                                                                   ----------

2.  The pro forma adjustment to operating expenses reflects the elimination of expense included in historical statements of Sosnick related to the following:

    Compensation expense of former Sosnick employees not hired by the Company as of
         the acquisition date.....................................................................      3,769

    Facilities expense (rent, telephone, depreciation and others) associated with locations owned and leased by Sosnick and not acquired or assumed by the Company in conjunction with the
         acquisition..............................................................................      1,128

    Insurance expense  associated with Sosnick insurance policies canceled or not assumed by the
         Company in conjunction with the acquisition, net of incremental expense to increase
         coverage under the Company's policies....................................................        287
                                                                                                   ----------

    Total.........................................................................................    $ 5,184
                                                                                                   ----------
                                                                                                   ----------

3.  The pro forma adjustment represents the amortization of goodwill and the non-compete agreement associated with the acquisition, over lives of 40 and 4 years, respectively.


4.  The pro forma adjustment represents a net reduction of depreciation expense as follows:

    Historical  Sosnick depreciation on assets not acquired by the Company........................    $   528

    Depreciation expense on property and equipment acquired, based on fair value after
          allocation of purchase price............................................................       (236)
                                                                                                   ----------
    Net reduction.................................................................................    $   292
                                                                                                   ----------
                                                                                                   ----------


5.  The pro forma adjustment represents a net increase in interest expense as follows:

    Interest expense for the increase in the Company's revolving credit agreement to finance the
         acquisition............................................................................      $ 1,507

    Elimination of interest expense included in operating and administrative expenses in the historical statements of Sosnick related to the historical Sosnick debt that was not
         assumed in the acquisition...............................................................     (1,451)


6.  The pro forma adjustment represents elimination of other income included in the historical statements of Sosnick, comprised principally of rental income on Sosnick properties not acquired by the Company in conjunction with the acquisition.


7.  The pro forma adjustment represents the tax effect, at the Company's statutory rate, on the incremental income before taxes (calculated by comparing the pro forma income before tax to the
    Company's historical income before tax).

